As filed with the Securities and Exchange Commission on May 18, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0475355
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

(303) 625-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick J. Mahaffy

President and Chief Executive Officer

Clovis Oncology, Inc.

5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

(303) 625-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas Mark, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Paul Gross Executive Vice President and General Counsel Clovis Oncology, Inc. 5500 Flatiron Parkway, Suite 100 Boulder, Colorado 80301 (303) 625-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-235536

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock, par value $0.001 per share	$17,111,293(1)	$2,222

(1)

In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional indeterminate amount of shares of common stock of the registrant having a proposed maximum aggregate offering price of $17,111,293 is hereby registered representing 20% of the maximum aggregate offering price of unsold securities remaining under the registrant’s Registration Statement on Form S-3 (File No. 333-235536), as amended, which was declared effective by the Securities and Exchange Commission on December 30, 2019. The proposed maximum offering price per share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act. Represents the registration fee only for the additional amount of securities being registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

Clovis Oncology, Inc. (the “Company”) is filing this Registration Statement (“Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the Company’s Registration Statement on Form S-3 (File No. 333-235536), as amended (the “Initial Registration Statement”), which was declared effective by the Commission on December 30, 2019. This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act solely to register an additional indeterminate amount of shares of the Company’s common stock having a maximum aggregate offering price of $17,111,293, which amount does not exceed 20% of the maximum aggregate offering price of the unsold securities remaining available for issuance under the Initial Registration Statement.

The Company hereby incorporates by reference into this Registration Statement the contents of the Initial Registration Statement, including each of the documents filed by the Company with the Commission and incorporated or deemed incorporated by reference therein and all exhibits thereto. The Initial Registration Statement continues and remains effective as to those securities registered thereunder. The required opinions and consents are listed on the exhibit index hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Description of Exhibit

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the shares being registered

23.1	Consent of Independent Registered Accounting Firm

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on May 18, 2020.

CLOVIS ONCOLOGY, INC.

By:	/s/ Patrick J. Mahaffy
Patrick J. Mahaffy
President and Chief Executive Officer

Each of the undersigned directors and officers of Clovis Oncology, Inc. hereby constitutes and appoints Patrick J. Mahaffy and Paul Gross, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick J. Mahaffy Patrick J. Mahaffy	President and Chief Executive Officer; Director (Principal Executive Officer)	May 18, 2020

/s/ Daniel W. Muehl Daniel W. Muehl	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 18, 2020

/s/ Brian Atwood Brian Atwood	Director	May 18, 2020

/s/ Robert W. Azelby Robert W. Azelby	Director	May 18, 2020

/s/ James C. Blair James C. Blair	Director	May 18, 2020

/s/ Richard A. Fair Richard A. Fair	Director	May 18, 2020

/s/ Keith Flaherty Keith Flaherty	Director	May 18, 2020

/s/ Ginger A. Graham Ginger A. Graham	Director	May 18, 2020

/s/ Paul Klingenstein Paul Klingenstein	Director	May 18, 2020

/s/ Edward J. McKinley Edward J. McKinley	Director	May 18, 2020

/s/ Thorlef Spickschen Thorlef Spickschen	Director	May 18, 2020